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                                   Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders of
Michael Anthony Jewelers, Inc.
Mount Vernon, New York

We hereby consent to the incorporation by reference of the previously filed Registration Statements on Form S-8 and Form S-3 (File Nos. 333-29029, 333-29037, 333-74629 and 333-83056) of Michael Anthony Jewelers, Inc. of our report dated April 7, 2003, relating to the consolidated financial statements of Michael Anthony Jewelers, Inc. appearing in the Annual Report on Form 10-K for the year ended February 1, 2003.

/s/: BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
April 29, 2003